Exhibit 10.3
CONSULTING AGREEMENT
     THIS CONSULTING AGREEMENT (this “Agreement”) is made as of the 27th day of January, 2005, between Discovery Bancorp’s (“Bancorp”) wholly owned subsidiary, Celtic Capital Corporation (the “Corporation”) and Bron Hafner (“Consultant”) with reference to the following:
W I T N E S S E T H
     WHEREAS, Consultant, Bancorp and the Corporation are all parties to that certain Asset Purchase Agreement dated as of the 27th day of January, 2005 (the “Agreement”); and
     WHEREAS, one of the conditions to closing the transactions contemplated in the Agreement is that Consultant enter into this Consulting Agreement; and
     WHEREAS, the Closing as defined in the Agreement has occurred;
     NOW, THEREFORE, from and after the Closing (the “Effective Date”), the following terms and conditions shall apply to Consultant’s services to the Corporation:
A G R E E M E N T
A. TERM AND DUTIES
          1. Term. The Corporation hereby retains Consultant and Consultant hereby accepts a consulting assignment with the Corporation for the period commencing with the Effective Date and terminating three (3) years thereafter; subject, however, to prior termination of Consultant’s relationship with the Corporation as hereinafter provided. Where used herein, “Term” shall refer to the entire period during which Consultant provides services to the Corporation hereunder, whether for the period provided above, or whether terminated earlier as hereinafter provided.
          2. Services. Consultant shall be available for up to fifty (50) hours per month, at the Corporation’s reasonable request, to assist the Corporation in its commercial finance business, including giving guidance as to the overall management and decision making of the Corporation, loan review and approval, marketing and such other services as the Corporation shall reasonably request. The time required under this Section A.2 shall not include time devoted by the Consultant to discharging his duties as a director of Bancorp or any of its direct or indirect subsidiaries.
B. OTHER BUSINESS ACTIVITIES

          Except as provided herein, Consultant shall not engage in a business substantially similar to that conducted by the Corporation, except that (i) Consultant may purchase for investment purposes, loan participations in various commercial finance transactions, whether generated by the Corporation or other lenders and except that (ii) Consultant may engage in the business of factoring or commercial lending provided that any proposed factoring account or proposed loan is first referred to the Corporation and declined by the Corporation, and that Consultant shall not use any corporate name or trade style in a manner likely to cause confusion among customers or potential customers of the Corporation.
C.	COMPENSATION
          1. Compensation. For Consultant’s services hereunder, the Corporation shall pay or cause to be paid to Consultant the amount of Five Thousand Dollars ($5,000) per calendar month.
D. BENEFITS
          1. Limited Benefits. As a consultant, Consultant shall not be entitled to any employee benefits, such as vacation and sick time, group medical or life insurance benefits. However, should Consultant serve on the Board of Directors of Bancorp or any of its subsidiaries, then Consultant shall, in addition to the compensation provided for herein, be entitled to receive such Board Fees and other benefits as may be provided to the other non-employee members of the Board(s) of Directors.
E. BUSINESS EXPENSES AND REIMBURSEMENT
          1. Business Expenses. Consultant shall be entitled to reimbursement by the Corporation for any ordinary and necessary business expenses incurred by Consultant in the performance of Consultant’s duties and in acting for the Corporation during the Term, which types of expenditures shall be determined by the Board of Directors. Consultant shall furnish to the Corporation adequate records and other documentary evidence for the substantiation of such expenditures as deductible business expenses of the Corporation.
          2. Reimbursement. Consultant agrees that, if at any time payment made to Consultant by the Corporation for business expense reimbursement shall be disallowed in whole or in part as a deductible business expense by the appropriate taxing authorities, the amount so disallowed shall be treated as taxable compensation to Consultant.
F. TERMINATION
          1. Termination For Cause. The Corporation may terminate this consulting relationship at any time without further obligation or liability to Consultant, by action of the Board of Directors in good faith:
               (a) If Consultant materially breaches Consultant’s duties under this Agreement or habitually neglects Consultant’s duties;
               (b) If Consultant is convicted of or pleads guilty or nolo contendere to a felony or crime of moral turpitude or a crime (other than a traffic offense) which materially and adversely affects the Corporation’s reputation in the community or which evidences the lack of Consultant’s fitness or ability to perform Consultant’s duties, as determined by the Board of Directors in good faith;
               (c) If Consultant has committed any act which would cause termination of coverage under the Corporation’s fidelity insurance coverage as to Consultant or as to the Corporation as a whole;
               (d) If Consultant is deceased; or
               (e) If Consultant is found to be physically or mentally incapable of performing Consultant’s duties for a period of six (6) months or greater by the Board of Directors, in good faith, based upon a medical diagnosis.
Such termination shall not prejudice any remedy which the Corporation may have at law, in equity, or under this Agreement. Termination pursuant to this Paragraph F.1 shall become effective two (2) days after written notice of termination.
          2. Action by Supervisory Authority. Consultant’s consulting relationship shall terminate immediately without further liability or obligation to Consultant:
               (a) If the Corporation is closed or taken over by the Department of Corporations or other supervisory authority; or
               (b) If such supervisory authority should exercise its statutory cease and desist powers to remove Consultant from office.
          3. Merger or Corporate Reorganization. Consultant’s services under this Agreement may be terminated upon the occurrence of any of the following: (i) a merger, consolidation or reorganization where the shareholder of the Corporation immediately preceding the closing of the transaction will not own immediately after the closing of the transaction more than fifty percent (50%) of the resulting or surviving institution; (ii) a merger, consolidation or reorganization where the shareholder of the Corporation immediately preceding the closing of the transaction will not own immediately after the closing of the transaction more than fifty percent (50%) of the corporation, partnership or limited liability company that controls the resulting or surviving institution; (iii) a transfer of all or substantially all of the assets of the Corporation to an entity where the shareholder of the Corporation immediately preceding the closing of the transaction will not own immediately after the closing of the transaction more than fifty percent (50%) of the entity; or (iv) a sale of more than fifty percent (50%) of the outstanding Common Stock of the Corporation in a transaction or series of related transactions. The foregoing events shall hereafter be referred to as a “Triggering Event.”
          4. Termination Without Cause. Notwithstanding anything to the contrary herein, Consultant’s services under this Agreement may be terminated at any time after the first anniversary of the Effective Date without cause by the Corporation upon written notice of termination to Consultant and by Consultant upon written notice of termination to the Corporation.
          5. Effect of Termination.

               (a) In the event of termination of Consultant’s consulting relationship prior to the completion of the Term for any of the reasons specified in Paragraphs F.1 through F.4, Consultant shall be entitled to the compensation and other benefits earned by Consultant prior to the date of termination as provided for in this Agreement, computed pro rata up to and including that date, but Consultant shall be entitled to no further compensation for services rendered after the date of termination.
               (b) In the event Consultant’s consulting relationship is terminated pursuant to Paragraph F.3, Consultant shall be entitled to severance compensation equal to six (6) months’ then current monthly compensation. Payment shall be made by the Corporation not later than the closing of the Triggering Event.
               (c) In addition, in the event the Corporation elects to terminate Consultant’s consulting relationship pursuant to Paragraph F.4, Consultant shall be entitled to severance compensation equal to six (6) months’ then current monthly compensation, payable in monthly installments.
               (d) In the event Consultant elects to terminate Consultant’s consulting relationship pursuant to the provisions of Paragraph F.4, Consultant shall not be entitled to any severance compensation.
               (e) The payment of benefits pursuant to this Paragraph F.5 shall discharge the Corporation from any further liability to Consultant under this Agreement. As a condition for receiving any severance benefits hereunder, Consultant hereby agrees to execute a full and complete release of any and all claims against the Corporation and its officers, agents, directors, attorneys, insurers, employees and successors in interest arising from or in any way related to Consultant’s services hereunder or the termination thereof.
G. GENERAL PROVISIONS
          1. Trade Secrets. Consultant agrees that during the Term Consultant will have access to, and become acquainted with, confidential, trade secret, and proprietary information concerning the Corporation, which may include information on its operations and business, identity of its customers, including knowledge of their financial condition and financial needs, as well as such customers’ methods of doing business. Consultant will not use or disclose any of such trade secrets, proprietary, or confidential information during the Term or for a period of three (3) years thereafter, without the Corporation’s prior written consent. This limitation shall not apply to information that (a) is or becomes public, or in the public domain, without the fault of Consultant, (b) was known to Consultant, free of any obligation of confidentiality, prior to its disclosure to Consultant, or (c) is required to be disclosed by law or by an order of a court of competent jurisdiction or other government authority.
          2. Covenant Not to Compete. Consultant acknowledges that he is entering into this Agreement as part of the sale of a business in which he is a significant shareholder and further acknowledges that this Covenant Not to Compete is an integral part of Bancorp’s causing the Corporation to enter into this Agreement as well as into the Asset Purchase Agreement. Consequently, Consultant hereby covenants and agrees that, except as provided in Paragraph B hereof, Consultant will not now, nor for a period of three (3) years from the Effective Date whether directly or indirectly, for his own account or for the account of others, whether as principal or agent or through the agency of any corporation, partnership, association, or other business entity, own, manage, operate, join, control or be employed by, participate in the ownership, management, operation or control of, or be connected in any manner with, any commercial finance business or any similar type of business headquartered or operating in the states of California or Arizona. Furthermore, Consultant, for that same period, shall not disrupt, damage, impair or interfere with the business of the Corporation, through solicitation of its employees to be employees of another firm, or solicit customers of the Corporation to become customers of any other firm.
     Consultant acknowledges that the remedy at law for a breach of the provisions of this Paragraph G.2 are inadequate and that the Corporation shall be immediately entitled to injunctive relief without the posting of any bond should the provisions of Paragraph G.2 be breached or threatened to be breached.
          3. Return of Documents. Consultant expressly agrees that all manuals, documents, files, reports, studies, instruments or other materials used and/or developed by Consultant during Consultant’s employment with the Corporation, are solely the property of the Corporation, and that Consultant has no right, title or interest therein. Upon termination of Consultant’s employment, Consultant or Consultant’s representative shall promptly deliver possession of all of said property to the Corporation in good condition.
          4. Notices. Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing or by facsimile, when deposited in the United States mail, postage prepaid, or when communicated to a public telegraph company for transmittal, addressed to the party at the address appearing at the beginning of this Agreement. Either party may change its address by written notice in accordance with this paragraph.
          5. Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns.
          6. Applicable Law. This Agreement is to be governed by and construed under the laws of the State of California.
          7. Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.
          8. Invalid Provisions. Should any provisions of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portion shall not be affected, and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.
          9. Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to Consultant’s providing services to the Corporation. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by the Corporation and Consultant.
          10. Arbitration. To the maximum extent permitted by law, Consultant and Corporation agree to arbitrate any controversy, claim or dispute (“claims”) between the Corporation (and/or its officers, directors, partners, executives, shareholders, pension or benefit plans, administrators, fiduciaries, agents, representatives or affiliate entities) and Consultant relating to or arising out of Consultant’s consulting services to the Corporation or the termination of that relationship, or this Agreement, including without limitation, the construction or application of any of the terms, covenants and/or conditions of this Agreement, in accordance with the following terms:
          The claims shall be submitted to final and binding arbitration in Los Angeles County, California, before the American Arbitration Association (“AAA”) and in accordance with the AAA’s then current version of the National Rules for the Resolution of Employment Disputes. The arbitrator shall be selected in accordance with the AAA’s selection procedures in effect at the time, and shall be a member of the AAA’s panel of arbitrators for employment disputes. Either party may initiate arbitration proceedings by filing a demand for arbitration with the AAA in Los Angeles County, California.
          The arbitrator shall have the authority to grant any relief authorized by law. The arbitrator shall not have the authority to modify, change or refuse to enforce any lawful term of this Agreement. However, should any portion of this arbitration provision be found to be unenforceable, such portion will be severed from this arbitration provision, and the remaining portions shall continue to be enforceable.
          The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of California or federal law, or both, as applicable to the claim(s) asserted. The arbitrator shall have exclusive authority to resolve all claims covered by this arbitration agreement, and any dispute relating to the interpretation, applicability, enforceability or formation of this arbitration agreement, including, but not limited to, any claim that all or any part of this arbitration agreement is void or voidable. Any issues involving the arbitrability of a dispute shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq.
          The Corporation agrees to pay all arbitration fees, deposits and administrative costs assessed by the AAA. Each party shall pay its own attorneys’ fees, expenses of travel to the arbitration, expert witness fees and other costs, unless the arbitrator orders otherwise, pursuant to applicable law.
          The claims covered by the above include, but are not limited to, claims for compensation, breach of contract, torts, violation of public policy, claims for harassment or discrimination (including, but not limited to, race, sex, religion, national origin, age, marital status, medical condition, disability, or sexual orientation), claims for benefits, claims for physical or mental harm or distress, or any other employment-related claims under any federal, state or other governmental law, statute, regulation or ordinance, including, but not limited to, Title VII of the Civil Rights Act of 1965, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the California Fair Employment and Housing Act, and any similar statutes or laws.
          The arbitrator shall issue a written arbitration decision revealing the arbitrator’s essential findings and conclusions upon which any award is based. A party’s right for review of the decision is limited to grounds provided under applicable law.
          The parties agree that the arbitration shall be final and binding and any arbitration award shall be enforceable in any court having jurisdiction to enforce this arbitration agreement, so long as the arbitrator’s findings of fact are supported by substantial evidence on the whole and the arbitrator has not made errors of law. The parties further agree that for any claims, hereunder which the parties have elected to submit to arbitration, each party retains the right to seek preliminary injunctive relief in court to preserve the status quo or prevent irreparable injury before the matter can be heard in arbitration.
          BY AGREEING TO THIS BINDING ARBITRATION PROVISION, BOTH THE CORPORATION AND CONSULTANT GIVE UP ALL RIGHTS TO TRIAL BY JURY, EXCEPT AS EXPRESSLY PROVIDED HEREIN.
          This agreement to arbitrate shall survive the termination of Consultant’s relationship with the Corporation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

DISCOVERY BANCORP

/s/ John R. Plavan

By: John R. Plavan Its: Chairman of the Board

CELTIC CAPITAL CORPORATION

/s/ Mark Hafner

By: Mark Hafner
Its: President

/s/ Bron Hafner

Bron Hafner